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Exhibit 21

                            Kendle International Inc.
                                 Subsidiary List

Subsidiary                                         Jurisdiction of Organization
----------                                         ----------------------------
Kendle U.K. Inc.                                   Ohio

Kendle GmbH                                        Germany

Kendle Vermogensverwaltungs GmbH                   Germany

Kendle International B.V.                          The Netherlands

U-Gene Clinical Research B.V.                      The Netherlands

U-Gene Research Biotechnology B.V.                 The Netherlands

Kendle International Holdings Limited              United Kingdom

Kendle Branches Limited                            United Kingdom

Kendle International Limited                       United Kingdom

Kendle U.K. Limited                                United Kingdom

Kendle CTA Limited                                 United Kingdom

Kendle International SARL                          France

Kendle R&D Pty Limited                             Australia

Kendle R&D Unit Trust                              Australia

ACER/EXCEL INC.                                    New Jersey

AAC Consulting Group, Inc.                         Maryland

Kendle Canada Inc.                                 Canada

Kendle International CPU LLC                       Ohio

Kendle Americas Holding Inc.                       Ohio

Kendle Americas Investment Inc.                    Ohio

Kendle Americas Management Inc.                    Ohio

Kendle International Holdings Pty Limited          Australia

Kendle Pty Limited                                 Australia

Kendle Unit Trust                                  Australia

Kendle International, S.A. de C.V.                 Mexico

Kendle Servicios, S.A. de C.V.                     Mexico

Kendle India Private Limited                       India

Kendle South Africa (Proprietary) Limited          South Africa

Kendle Peru S.R.L                                  Peru